EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Form S-4 registration statement.

/s/ ARTHUR ANDERSEN LLP
------------------------
    Arthur Andersen LLP

    West Palm Beach, Florida,
      August 3, 1998.